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Exhibit 11

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 (In thousands)

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
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                                                                             Three Months Ended
                                                                          Sep 26,            Sep 27,
                                                                            1998               1997
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
Net Income (loss)                                                           ($521)           ($3,409)
Average shares of common stock outstanding during the period                9,174              9,133
                                                                     -------------      -------------
Basic Earnings per share                                                   ($0.06)            ($0.37)
                                                                     =============      =============
Net Income (loss)                                                            (521)            (3,409)
Interest on Convertible Debt (Net of Taxes)                                     0                  0
Amortization of OID (Net of Taxes)                                              0                  0
Amortization of Deferred Debt Expense (Net of Taxes)                            0                  0
                                                                     -------------      -------------
Adjusted Net Income                                                          (521)            (3,409)
                                                                     =============      =============
Average shares of common stock outstanding during the period                9,174              9,133
Incremental shares from assumed exercise of stock options, stock
   warrants & employee stock purchase plan                                      0                  0
Dilution from Convertible Debt                                                  0                  0
Total shares used to calculate diluted EPS                                  9,174              9,133
                                                                     -------------      -------------
Diluted earnings per share                                                 ($0.06)            ($0.37)
                                                                     =============      =============

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